UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 14, 2006

CASCADE CORPORATION

(Exact name of registrant as specified in charter)

Oregon	1-12557	93-0136592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 N.E. 201st Avenue
Fairview, Oregon 97024-9718
(Address of principal executive offices) (Zip Code)

(503) 669-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry in to a Material Definitive Agreement.

On December 14, 2006, Cascade and its affiliate PSM LLC entered into an Asset Purchase Agreement with Pacific Services & Manufacturing, Inc. (“PSMI”) and its sole shareholder, Walter Pisco.  Under the agreement, PSM LLC acquired substantially all of the assets of PMSI, a manufacturer of construction attachments based in Woodinville, Washington, for approximately $40 million in cash before working capital adjustments.  A portion of the purchase price was funded through borrowings under Cascade’s credit facility with Bank of America, N.A., and Union Bank of California, N.A, as lenders .  The assets acquired consisted of accounts receivable, machinery and equipment, inventory, and other miscellaneous assets.  The Asset Purchase Agreement is attached as Exhibit 2.1 to this Form 10-K.

Item 2.01.                  Completion of Acquisition or Disposition of Assets.

See Item 1.01.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits.  See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Corporation

By:	/s/ JOSEPH G. POINTER
Joseph G. Pointer Secretary

Dated: December 20, 2006

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated December 14, 2006, among Pacific Services & Manufacturing, Inc., Walter Pisco, PSM LLC, and Cascade Corporation.(1)

99.1	Press release issued on December 15, 2006.

(1)          Exhibits and Schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Cascade agrees to furnish supplementally copies of any of the omitted Exhibits and Schedules to the Securities and Exchange Commission upon request.